Exhibit 10.6

FIRST AMENDMENT

OF AERIE PHARMACEUTICALS, INC.

2005 STOCK OPTION PLAN

THIS FIRST AMENDMENT of Aerie Pharmaceuticals, Inc. 2005 Stock Option Plan is dated as of February 19, 2008.

WHEREAS, the Board of Directors of Aerie Pharmaceuticals, Inc. (the “Company”) has adopted and the stockholders of the Company have approved the Aerie Pharmaceuticals, Inc. 2005 Stock Option Plan (the “Plan”); and

WHEREAS, the Board of Directors deems it to be in the best interest of the Company to amend the Plan as more particularly set forth below.

NOW, THEREFORE, the Plan shall be amended as follows:

1. Paragraph 1 of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

“Purpose. The Aerie Pharmaceuticals, Inc. 2005 Stock Option Plan (the “Plan”) is established to create an additional incentive to promote the financial success and progress of Aerie Pharmaceuticals, Inc., a Delaware corporation, and any successor corporations thereto, and, except where the context requires otherwise, any present or future parent and/or subsidiary corporations of such corporation (collectively, “Company”). For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).”

2. Paragraph 3 of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

“Eligibility. The Board may grant options (each an “Option”) to purchase shares of the authorized but unissued common stock of the Company (the “Stock”), which Options may be either incentive stock options as defined in Section 422 of the Code (an “Incentive Stock Option”) or nonqualified stock options (“Nonqualified Stock Options”). The Board, in its sole discretion, shall determine to whom Options are granted (each an “Optionee”). An Option that the Board intends to be an Incentive Stock Option shall only be granted to an employee of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to an Optionee if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. No Option which is designated as a nonqualified stock option shall be granted to any “service provider” as such term is defined in Section 409A of the Code and the regulations thereunder) who, on the date of grant, is solely a “service provider” to any then-parent corporation of the Company unless otherwise specified by the Board.”

3. Paragraph 6(a) of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

“(a) Exercise Price. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (i) the exercise price per share for an Incentive Stock Option shall be not less than the fair market value of a share of Stock on the date of grant; (ii) the exercise price per share of an Incentive Stock Option granted to an Optionee who on the date of the grant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company within the meaning of Section 422(b)(6) of the Code (a “Ten Percent Owner Optionee”) shall be not less than one hundred ten percent (110%) of the fair market value of a share of Stock on the date of grant; and (iii) the exercise price per share of a nonqualified stock option shall not be less than the fair market value of a share of Stock on the date of grant unless the Board expressly determines to grant a below-market Option. For purposes of this Plan, “fair market value” means the value assigned to the Stock by the Board for any date of grant, as determined pursuant to any reasonable method established by the Board that is consistent with the applicable requirements of Sections 409A, 422 and 424 of the Code (which may be changed from time to time to the extent consistent with the Code). Notwithstanding the foregoing, an Option may be granted by the Board in its discretion with an exercise price lower than the minimum exercise price set forth above if, in the case of an Incentive Stock Option, such Option is granted pursuant to an assumption or substitution for another option in accordance with the provisions of Section 424(a) of the Code. The foregoing shall not require that any such assumption or modification will result in the Option having the same characteristics, attributes or tax treatment as the Option for which it is substituted.”

4. The last sentence of Paragraph 17(f) of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

“Effective immediately prior to the grant of an Option to a resident of the State of California or to the exercise of an outstanding Option by a resident of the State of California, Appendix A, in substantially the form as attached to this First Amendment, shall be deemed adopted and incorporated as a part of this Plan.”

5. The following section shall be added as Paragraph 17(h) of the Plan:

“(h) It is intended that all Options granted hereunder be either exempt from, or issued in compliance with, Section 409A of the Code. The Company shall have no liability to an Optionee, or any other party if an Option that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.”

6. Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing First Amendment to the Plan was duly adopted by the Board of Directors.

AERIE PHARMACEUTICALS, INC.

By:	/s/ William N. Wofford
William N. Wofford, Secretary

APPENDIX A

AERIE PHARMACEUTICALS, INC.

2005 STOCK OPTION PLAN (the “Plan”)

Provisions Applicable to California Residents

Notwithstanding anything to the contrary otherwise appearing the Plan, the following provisions shall apply to any stock option or other award granted under the Plan to a resident of the State of California and, in the event of any conflict or inconsistency between the following provisions and the provisions otherwise appearing in the Plan, the following provisions shall control, solely with respect to options or other awards granted under the Plan to residents of the State of California:

•

At no time shall the total number of shares of Company stock issuable upon exercise of all outstanding stock options granted pursuant to this Plan and the total number of shares provided for under any bonus or similar plan or agreement of the Company exceed the limitations set forth in Rule 260.140.45 promulgated under the California Code, based on the number of shares of the Company which are outstanding at the time the calculation is made, unless the Plan complies with all conditions of Rule 701 of the Securities Act of 1933, as amended (the “Securities Act”).

•	The exercise period of a stock option granted to a California resident shall be no longer than 120 months from the date the option is granted.

•	An option granted to a California resident shall not be transferable, other than by will or the laws of descent and distribution, or as permitted by Rule 701 of the Securities Act (“Rule 701”).

•

Unless employment is terminated for cause as defined by applicable law, the terms of the Plan or stock option agreement or a contract of employment, the right to exercise an option granted to a California resident in the event of termination of such optionee’s employment (to the extent that such optionee is otherwise entitled to exercise on the date of termination of employment) shall terminate on the earlier to occur of (i) the expiration date of the option or (ii) (a) at least 6 months from the date of termination if termination was caused by death or disability; or (b) at least 30 days from the date of termination if termination was caused by an event other than death or disability.

•

The Plan shall be available to California residents only if the stockholders of the Company approve the Plan by the later of (i) within 12 months before or after the date the Plan or agreement is adopted and (ii) prior to or within 12 months of the grant of any option or issuance of any security under the Plan or the agreement to a California resident.

•

In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the Company’s securities, the number of securities allocated to any resident of California must be adjusted proportionately and without receipt by the Company of any consideration for any California resident.

•

Unless the Plan or agreement complies with all conditions of Rule 701, the Company shall provide to each California resident and to each California resident who acquires Stock pursuant to the Plan, not less frequently than annually, copies of annual financial statements (which need not be audited). The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information or when the Plan or agreement complies with all conditions of Rule 701.